Exhibit 10.1

                        Millennium Biotechnologies, Inc.
                     Millennium Biotechnologies Group, Inc.
                        665 Martinsville Road, Suite 219
                             Basking Ridge, NJ 07920

Dr. Louis C. Rose                                                  June 11, 2003
530 East 76th Street
New York, NY 10021

Dr. Rose:

      This letter will memorialize the agreement (the "Agreement") we have entered into pursuant to which you will be serving as the Chairman of the Medical Advisory Board to Millennium Biotechnologies, Inc. (the "Company") beginning on June 11, 2003 (the "commencement date"). We have agreed that the services provided herein shall continue for a period of three years from the commencement date unless further extended by mutual written consent.

1. Duties. You shall, at the request of the Company, upon reasonable notice, render the following services:

      (i)   Serve as the Chairman of the Medical Advisory Board of the Company

      (ii) Assist the Company in Lobbying both the New York State Medicaid Program and the New York State AIDS Drug Assistance Program to include both Resurgex(R) and ResurgexPlus(TM) as products listed on their respective formularies for reimbursement in the State of New York.

      (iii) Assist in the promotion and development of a nutritional sports drink, and a nutritional supplement for osteoperosis

      (iv)  Assist in  introducing  both  Resurgex(R)  and  ResurgexPlus(TM)  to
            Article 28 clinics in New York that will reimburse for both products.

2. Compensation. As compensation for the services which will be rendered by you on behalf of the Company with regard to the duties outlined above the Company's parent , Millennium Biotechnologies Group, Inc. ("Millennium Group") shall issue to you 1,200,000 shares of common stock for the first year of the agreement. Compensation for year 2 of the agreement will be based on the increase in market cap of Millennium Group. If the market cap of Millennium Group increases by 100% in year 2 or reaches $12 million by the end of year 2 then 600,000 shares of common stock in Millennium Group will be issued to you as compensation for year
2. If the market cap of Millennium Group increases by 100% in year 3 or reaches $24 million by the end of year 3 then 600,000 shares of common stock in Millennium Group will be issued to you as compensation for year 3. The shares issued as compensation in year one will be included in an S-8 registration. The shares to be issued in years two and three will bear the following restrictive legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED,
HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT BUT

ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE CORPORATION, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR SECURITIES LAW.

      3. Confidentiality. Except in the course of the performance of your duties hereunder, you agree not to disclose any trade secrets, know-how, or other proprietary information not in the public domain learned as a result of your services to the Company unless and until such information become generally known or unless compelled to do so pursuant to subpoena or court order.

      4. Assignment. The Agreement shall not be assignable by either party hereto for any reason whatsoever without the prior written consent of the other party, which consent may be arbitrarily withheld by the party whose consent is required.

      5. Governing Law; Submission to Jurisdiction. This Agreement shall be deemed to be a contract made under the laws of the State of New Jersey and for all purposes shall be construed in accordance with the laws of said State. The Company and Consultant hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New Jersey and of the United States of America located in the State of New Jersey, for any actions, suits or proceedings arising out of or relating to this letter and the transactions contemplated hereby (and agree not to commence any actions, suite or proceeding relating thereto except in such courts), and further agree that service of process for any a action, suit or proceeding brought against either party hereto, in any such court. Each of us also hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this letter or the transactions contemplated hereby, in the courts of the State of New Jersey or the United States of America located in the State of New Jersey, and hereby further irrevocably and unconditionally waive, and agree not to plead a claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      7. Miscellaneous. This letter (a) incorporates the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous agreements should they exist with respect thereto, whether written or oral, (b) may not be amended, modified or waived except in a writing executed by each of us and or our respective successors and assigns. This letter may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of this letter by facsimile shall be equally effective as delivery of an executed original counterpart of this letter.

      Please confirm that the foregoing is in accordance with your understanding and agreement by signing and returning to us a copy of this letter, which shall become our binding agreement upon our receipt.

Very truly yours,

                                          Millennium Biotechnologies, Inc.

                                          By: /s/ Jerry Swon
                                              ----------------------------------
                                              Name:  Jerry Swon
                                              Title: President

                                          Millennium Biotechnologies Group, Inc.

                                          By: /s/ Jerry Swon
                                              ----------------------------------
                                              Name:  Jerry Swon
                                              Title: President and CEO

                                                   AGREED AND ACCEPTED AS OF
                                                   THE DATE FIRST ABOVE WRITTEN:

                                              /s/ Louis C. Rose
                                              ----------------------------------
                                              Dr. Louis C. Rose